Exhibit 99.1

PRESS RELEASE

InfoSonics Reports First Quarter 2014 Results

SAN DIEGO, May 13, 2014 – InfoSonics Corporation (NASDAQ: IFON), the provider of verykool® wireless handset solutions and tablets, today announced results for its first quarter ended March 31, 2014.

“We are pleased to report a third consecutive quarter of profitability,” said Joseph Ram, president and CEO of InfoSonics. “Sales in the first quarter grew 49% over the same quarter last year, gross profit grew 50% and operating expenses declined by 6%. Unit shipments during the quarter rose 51% compared to the prior year. Most importantly, we reported a large swing in profitability by turning a $709,000 loss in the first quarter of 2013 into a $55,000 profit in the first quarter of 2014. Also significant, in late March we secured a $2 million bank line of credit that will provide future liquidity, together with the arrangement of $4 million of credit insurance that will enable our manufacturing vendors to extend credit to us that was not previously available.”

InfoSonics reported net sales for the 2014 first quarter of $11.6 million, which represented a $3.8 million, or 49%, increase from $7.8 million for the first quarter of 2013. The Company reported sales growth in a number of geographical areas, primarily in South America and increased private label sales to customers in Europe. These increases were partially offset by a decline in sales to customers in Central America.

Gross profit in the first quarter of 2014 was $2.1 million, a 50% increase over $1.4 million in the 2013 first quarter. The gross profit margin as a percent of sales in the first quarter of 2014 rose to 17.8% compared to 17.7% in the 2013 first quarter.

Operating expenses in the first quarter of 2014 were $2.0 million, a decrease of $129,000, or 6%, compared to $2.1 million in the 2013 first quarter. This reflects a $42,000, or 2%, increase in SG&A expenses and a $171,000, or 43%, decrease in R&D expenses. These changes reflect increased legal fees during the quarter and substantially reduced R&D expenses incident to the Company’s restructurings during 2013 of its China-based development team.

Net income for the first quarter of 2014 was $55,000, a significant improvement over the net loss of $709,000 in the first quarter of 2013.

At March 31, 2014, the Company had $1.1 million in cash, $16.3 million of net working capital and no outstanding indebtedness.

About InfoSonics Corporation

InfoSonics is a San Diego-based designer, manufacturer and provider of wireless handsets and related products to OEMs, carriers, distributors and consumers in the United States, Latin America, Europe, Africa and Asia Pacific. The company is committed to delivering quality products with innovative industrial designs that appeal to consumers and offer exceptional value. InfoSonics sells and supports its own line of products under the verykool® and other private label brands. Additional information can be found on our corporate website at www.infosonics.com and www.verykool.net.

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, without limitation: (1) intense competition internationally, including competition from alternative business models, such as manufacturer-to-carrier sales, which may lead to reduced prices, lower sales, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) our ability to develop new verykool® handsets and successfully introduce them into new emerging markets; (3) extended general economic downturn in world markets; (4) inability to secure adequate supply of competitive products on a timely basis and on commercially reasonable terms; (5) the ability of the Company to maintain and improve its gross margins despite intense competition; (6) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, including, without limitation, the imposition, creation, increase or modification of tariffs, taxes, duties, levies and other charges and other related risks of our international operations which could significantly increase selling prices of our products to our customers and end-users; (7) the ability to attract new sources of profitable business from expansion of products or services or risks associated with entry into new markets, including geographies, products and services; (8) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (9) significant changes in supplier terms and relationships, disruptions in production at contract manufacturers or shortages in product supply; (10) loss of business from one or more significant customers; (11) customer and geographical accounts receivable concentration risk and other related risks; (12) rapid product improvement and technological change resulting in inventory obsolescence; (13) uncertain political and economic conditions internationally, including terrorist or military actions; (14) the loss of a key executive officer or other key employees and the integration of new employees; (15) changes in consumer demand for multimedia wireless handset products and features; (16) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions; (17) seasonal buying patterns; (18) the resolution of any litigation for or against the Company, including claims for infringement of intellectual property; (19) the ability of the Company to have access to adequate capital to fund its operations, including the availability of vendor credit and availability under the Company’s bank line of credit; and (20) the ability of the Company to generate taxable income in future periods. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact:

Vernon A. LoForti

Chief Financial Officer

vern.loforti@infosonics.com

858-373-1675

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InfoSonics Corporation

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2014	2013
Net sales	$11,624	$7,821
Cost of sales	9,551	6,439

Gross profit	2,073	1,382

Operating expenses:
Selling, general and administrative	1,785	1,743
Research and development	227	398

	2,012	2,141

Operating income (loss)	61	(759)

Other income (expense):
Other income (expense), net	(3)	51
Interest	—	6

Income (loss) before provision for income taxes	58	(702)
Provision for income taxes	(3)	(7)

Net income (loss)	$55	$(709)

Net income (loss) per share:
Basic	$0.00	$(0.05)
Diluted	$0.00	$(0.05)

Weighted-average number of common shares outstanding:
Basic	14,218	14,184
Diluted	14,810	14,184

InfoSonics Corporation

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	March 31,	December 31,
	2014	2013
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,145	$2,369
Trade accounts receivable, net of allowance for doubtful accounts of $373 and $373, respectively	13,555	11,856
Other accounts receivable	83	163
Inventory	2,991	2,467
Prepaid assets	3,130	3,435

Total current assets	20,904	20,290
Property and equipment, net	165	200
Other assets	41	179

Total assets	$21,110	$20,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,526	$1,161
Accrued expenses	3,058	3,180

Total current liabilities	4,584	4,341

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized (no shares issued and outstanding)	—	—
Common stock, $0.001 par value, 40,000 shares authorized, 14,356 and 14,184 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	14	14
Additional paid-in capital	32,547	32,391
Accumulated other comprehensive loss	(31)	(18)
Accumulated deficit	(16,004)	(16,059)

Total stockholders’ equity	16,526	16,328

Total liabilities and stockholders’ equity	$21,110	$20,669

InfoSonics Corporation

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	December 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$55	$(709)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	48	56
Loss on disposal of fixed assets	1	12
Provision for bad debts	—	23
Provision for obsolete inventory	43	4
Stock-based compensation expense	21	57
(Increase) decrease in:
Trade accounts receivable	(1,699)	243
Other accounts receivable	80	(174)
Inventory	(567)	177
Prepaids	305	(819)
Other assets	138	25
(Increase) decrease in:
Accounts payable	365	(376)
Accrued expenses	(122)	(94)

Net cash used in operating activities	(1,332)	(1,575)

Cash flows from investing activities:
Purchase of property and equipment	(14)	(10)
Decrease in restricted cash	—	1,003

Net cash provided by (used in) investing activities	(14)	993

Cash flows from financing activities:
Cash received from exercise of stock options	135	—

Net cash provided by financing activities	135	—

Effect of exchange rate changes on cash	(13)	33

Net decrease in cash and cash equivalents	(1,224)	(549)
Cash and cash equivalents, beginning of period	2,369	5,230

Cash and cash equivalents, end of period	$1,145	$4,681

Cash paid for interest	$—	$—
Cash paid for taxes	—	—